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                                                                 EXHIBIT 2.3


                    AMENDMENT NO 2. TO AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

       THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT ("Amendment No. 2") is made as of the 13th day of January, 1997, among NEW YORK PAYROLL FACTORS, INC., a New York corporation ("Seller"), GENERAL CREDIT CORPORATION, a New York corporation ("Buyer"), and, only with respect to Sections 2.1(b) and (c), the final paragraph of Section 2.1, 8.3, 8.4(d), 12.1 and 13 of the Agreement, as that term is hereinafter defined, GERALD SCHULTZ ("Schultz") and GERALD NIMBERG ("Nimberg").

                                    RECITALS

       The parties have entered into the Amended and Restated Asset Purchase Agreement (the "A&R Agreement"), dated as of February 19, 1996, among Gerald Schultz and Gerald Nimberg ("Nimberg") only with respect to Sections 2.1(b), 2.1(c), 8.3,12 and 13 of the A&R Agreement, Seller and Buyer.

       Seller and Buyer also have entered into the Amendment to Amended and Restated Asset Purchase Agreement ("Amendment No.1"), dated as of September 6, 1996. The A&R Agreement, as amended by Amendment No. 1, is hereinafter referenced as the Agreement.

       The parties desire to further amend the Agreement to the extent and in the respects set forth in this Amendment No. 2.

       NOW THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated herein, and of the mutual promises herein contained, it is hereby agreed as follows:

1. Section 2.1(a) of the Agreement is hereby amended in its entirety to read as follows:

              $4,700,000, payable in cash to Seller (of which $200,000 has been paid by Buyer before the date hereof as consideration for a non-refundable option in favor of Buyer, which option has expired) and $4,500,000 shall be paid in cash to Seller at the Closing;

2. Section 2.1(b) of the Agreement is hereby amended to substitute 125,000 shares in place of 150,000 shares and to substitute Nimberg in place of Schultz.

3. Sections 2.1(c) and (d) of the Agreement and Exhibit "E" to the Agreement are hereby deleted in their entirety.

4. Section 2.1 of the Agreement is hereby amended to delete both references to "Schultz and" in the final paragraph of Section 2.1.

5. Section 8.1 of the Agreement is hereby amended to substitute February 7, 1997 in place of November 15, 1996, and to substitute in place of both provisos (i.e., the balance of that sentence) the following:

              provided, however, that the latest date of the Closing shall be postponed to May 15, 1997, and said option shall be extended only in the event that (a) Buyer pays to Seller, on account of and credited against the cash portion of the Consideration under
              Section 2.1(a)

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              hereof, an additional and non-refundable $225,000 by cashiers of certified check or confirmation of a wire transfer to Seller, on or before Wednesday February 19, 1997, and (b) a "red herring" with respect to the IPO is printed on or before Tuesday, April 8, 1997.

6. Section 8.3(a) of the Agreement is hereby amended to delete the reference at the beginning of that provisions to "Each of Schultz and."

7. Section 8.4(b) of the Agreement is hereby amended to substitute $4,500,000 in place of $2,920,000.

8. The text of Section 8.4(c) of the Agreement is hereby deleted in its entirety, and the text of Section 8.4(c) is "[Intentionally Omitted]" without re-lettering the subsequent subsections of Section 8.4.

9. Section 8.4(d) of the Agreement is hereby amended to delete the reference to "Schultz and."

10. Section 12.1 of the Agreement is hereby amended to delete from the definition therein of "Holder" the reference to "each of Schultz."

11. All references in the Agreement to "this Agreement" shall be deemed to refer to the Agreement as amended by this Amendment No. 2.

12. Seller may continue using, at its sole cost and expense, the services of its bookkeeper Li Ju Chen, subject to her consent, for four (4) weeks following the Closing and thereafter, on a part-time basis, as necessary to close Seller's books.

13. Except to the extent expressly set forth in this Amendment No. 2, the Agreement shall remain in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

                                          NEW YORK PAYROLL FACTORS, INC.
                                          as Seller


/s/ Gerald Schultz                        By: /s/ Gerald Schultz
--------------------------------             ------------------------------
    Gerald Schultz                                Gerald Schultz, President
                                                  GENERAL CREDIT CORPORATION,
                                                  as Buyer


/s/ Gerald Nimberg                        By: /s/ Irwin Zellermaier
--------------------------------             -------------------------------
    Gerald Nimberg                                Irwin Zellermaier, Chairman
                                                   and Chief Executive Officer
                                                    and President





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